Exhibit 10.9

TRANSFER AGENT AND REGISTRAR AGREEMENT

This Transfer Agent and Registrar Agreement (this “Agreement”) is entered into as of the           day of               , 2006, by and between Oracle Healthcare Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company.

WHEREAS, the Company’s Registration Statement on Form S-1, No. 333-128748 (as amended from time to time), for its initial public offering (“IPO”) of its securities has been declared effective by the Securities and Exchange Commission; and

WHEREAS, in connection with its IPO, the Company desires to enter into this Agreement for the purpose of appointing Continental Stock Transfer & Trust Company to serve as transfer agent and registrar (the “Transfer Agent and Registrar”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), warrants to purchase one share of Common Stock at an exercise price of $6.00 per share (the “Warrants”) and units (the “Units”), each such Unit being comprised of one share of Common Stock and one Warrant (such Units, the Common Stock and Warrants are hereinafter referred to collectively as the “Securities.”); and

WHEREAS, all acts and things have been done and performed which are necessary to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.              The Transfer Agent and Registrar be and hereby is authorized to issue, register and countersign certificates of said Securities in such names and for such numbers of shares up to the full amount of such Securities which are authorized but unissued and to deliver such certificates and/or book entry positions as may be directed by resolution of the Board of Directors or by written order of the President and Secretary and an opinion of counsel in form and substance satisfactory to it and such other documentation as it may reasonably require.

II.            The Transfer Agent and Registrar be and hereby is authorized to accept for transfer and registration any outstanding certificates and/or book entry positions of said Securities properly endorsed and stamped as required by law, and to issue and countersign new certificates for a like number of shares or equivalent units of the same class of Securities in place thereof and to deliver such new certificates.

III.           The Transfer Agent and Registrar may use its own judgment in matters affecting its duties hereunder and shall be liable only for its own gross negligence or willful misconduct.  The Company shall indemnify and hold harmless the Transfer Agent and Registrar for each act done by it in good faith in reliance upon any instrument or certificate representing the Securities believed by it to be genuine and to be signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same.

IV.           Any certificates of the said Securities issued, registered and countersigned by the Transfer Agent and Registrar shall bear the actual or facsimile signature of the present or any future President or Secretary and the actual or facsimile seal of the Company.  Should any such officer die, resign or be removed from office prior to the issuance of any certificates representing the Securities which bear his signature, the Transfer Agent and Registrar may continue, until written notice to the contrary is received, to issue and register such certificates as and for the certificates representing the Securities notwithstanding such death, resignation or removal, and such certificated Securities when issued shall continue to be and to constitute valid certificates representing the Securities.

V.            The Transfer Agent and Registrar shall issue and register a new certificate or certificates of said Securities in lieu of lost, destroyed, stolen certificate or certificates representing such Securities upon the order of the Company, evidenced by a certified copy of a resolution of the Board of Directors, or written acknowledgement or direction of the President or Vice-President or Secretary or Treasurer, and upon the giving of a bond satisfactory to the Transfer Agent and Registrar, protecting it and the Company from any loss.

VI.           The Transfer Agent and Registrar is authorized and directed to open and maintain such ledgers and other books and to keep such records as may be required or deemed advisable in the performance of its agency.

VII.          This appointment and the authorizations in this Agreement shall cover and include any additional shares of said class or additional classes of securities which may hereafter be authorized and issued by the Company.

VIII.        When certificates representing the Securities shall be presented to it for transfer and registration, the Transfer Agent and Registrar is hereby authorized to refuse to transfer and register the same until it is satisfied that the requested transfer is legally in order.  The Company shall indemnify and hold harmless the Transfer Agent and Registrar, and the Transfer Agent and Registrar shall incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized.  The Transfer Agent and Registrar may rely upon the Uniform Commercial Code and generally accepted industry practice in effecting transfers, or delaying or refusing to effect transfers.  If, on a transfer of a restricted item, the Company counsel fails to issue an opinion or to provide adequate reasons therefor within ten business days of a request to do so, the Transfer Agent and Registrar is authorized, but not required, to process such transfer upon receipt of an appropriate opinion of presenter’s counsel.

IX.           When the Transfer Agent and Registrar deems it expedient it may apply to the Company, or the counsel for the Company, or to its own counsel for instructions and advice, the Company will promptly furnish or will cause its counsel to furnish such instructions and advice, and, for any action taken in accordance with such instructions or advice, or in case such instructions and advice shall not be promptly furnished as required by this Agreement, the Company will indemnify and hold harmless the Transfer Agent and Registrar from any all liability, including attorneys fees and court costs.  The Transfer Agent and Registrar may, at its discretion, but shall have no duty to prosecute or defend any action or suit arising out of authorizations hereby granted unless the Company shall, when requested, furnish it with funds or the equivalent to defray the costs of such prosecution or defense.

X.            The Transfer Agent and Registrar may deliver from time to time at its discretion, to the Company, for safekeeping or disposition by the Company in accordance with law, such records accumulated in the performance of its duties as it may deem expedient, and the Company assumes all responsibility for any failure thereafter to produce any paper, record or document so returned if, and when, required.  The Transfer Agent and Registrar may, without liability to the Company, refuse to perform any act in connection with this Agreement when, in good faith reliance on the reasonable opinion of its counsel, it believes such act may subject it to civil or criminal liability under any statute or law of any state or of the United States and, in particular, under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.

XI.           The Company shall indemnify and hold harmless the Transfer Agent and Registrar from any and all liability, including attorneys fees and court costs, for any action taken by the Transfer Agent and Registrar in connection with its appointment and conduct as Transfer Agent and Registrar, except for said agent’s own willful misconduct or gross negligence, and shall, at the request of the Transfer Agent and Registrar, defend any action brought against the agent hereunder.

XII.         The Transfer Agent and Registrar is authorized to forward certificates of Stock, Units and Warrants of the Company issued on transfer or otherwise by first class mail under a blanket bond of indemnity covering the non-receipt of such Stock, Units and Warrants by any of the stockholders of the Company, in which bond the Company and the Transfer Agent and Registrar are directly or indirectly named as obligees.

XIII.        In the event of non-receipt by any stockholder of the Company of certificates of Common Stock, Units and Warrants so mailed, the Transfer Agent and Registrar is authorized to issue and register new certificates of said Stock, Units and Warrants for a like amount in place thereof, upon receipt from such holders of an affidavit and proof of loss provided for under said blanket bond and the issuance by a surety company of an assumption of the loss under said blanket bond, all without further action or approval of the Board of Directors or the officers of the Company.

XIV.        The proper officers of the Company shall deliver to the Transfer Agent and Registrar a sufficient supply of blank certificates representing the Securities and to renew such supply from time to time upon the reasonable request of the Transfer Agent and Registrar and pay the Transfer Agent and Registrar its prevailing fees and reimburse it for disbursements incurred by it when and as the same are billed to the Company which, to the extent such fees and disbursements remain unpaid, the Transfer Agent and Registrar is hereby granted a lien on the books, records and other property of the Company in the custody or possession of the Transfer Agent and Registrar.

XV.         The Transfer Agent and Registrar is hereby authorized without any further action on part of the Company to appoint any corporation or company which may succeed to the business of the Transfer Agent and Registrar by merger, consolidation or otherwise as a successor transfer agent and registrar (such corporation or company being hereinafter called the “Successor”).  The Successor shall have the same authority and appointment contained in this Agreement as if the Company itself had appointed such Successor to serve as the Company’s transfer agent and registrar as of the date hereof.  The Successor shall, when appointed, be the agent of the Company and not an agent of Transfer Agent and Registrar.

XVI.        This contract may be terminated by the Company only upon six months’ prior written notice and shall renew on its anniversary date for a period of two years, and will renew thereafter on each successive two year anniversary date.

XVII.       The Company will provide the Transfer Agent and Registrar with such certified documents, opinions of counsel, certificates, specimen signatures of officers and information as the Transfer Agent and Registrar may reasonably require in connection with its duties as Transfer Agent and Registrar.  Upon any change which might adversely affect the Transfer Agent and Registrar in its duties, the Company will promptly provide the Transfer Agent and Registrar written notice and furnish such additional certified documents, certificates, specimen signatures of officers and information as the Transfer Agent and Registrar may reasonably require, it being understood and agreed that the Transfer Agent and Registrar shall be fully protected and held harmless for the failure of the Company to give proper and sufficient notice of any such change.

XVIII.     The Transfer Agent and Registrar, or the Successor, as the case may be, has no right, title, interest, or claim of any kind (“Claim”) in or to any monies in the Trust Account (as such term is defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and Continental Stock Transfer & Trust Company), and hereby waives any Claim in or to any monies in the Trust Account it may have in the future, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

XIX.        This document, when executed by the parties hereto, shall constitute the full Agreement between it and Transfer Agent and Registrar and shall not be amended or modified except in writing signed by both parties.  The Transfer Agent and Registrar shall act solely as agent for the Company under this Agreement and owes no duties hereunder to any other person or entity.  The Transfer Agent and Registrar undertakes to perform the duties and only the duties that are specifically set forth herein, and no implied covenants or obligations should be read into this Agreement against it.

XX.         Any notice or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to Transfer Agent and Registrar, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004

Attn: Steven G. Nelson
Fax No.: (212) 509-5150

if to the Company, to:

Oracle Healthcare Acquisition Corp.
200 Greenwich Avenue
3rd Floor
Greenwich, Connecticut 06830
Attn: Joel D. Liffmann
Fax No.: (203) 862-1601

in either case, with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Attn: William H. Gump, Esq.
Fax No.: (212) 728-8111

XXI.        This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.  The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.  It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

ORACLE HEALTHCARE ACQUISITION CORP.

By:
	Name:	Joel D. Liffmann
	Title:	President and Chief Operating Officer

CONTINENTAL STOCK TRANSFER& TRUST COMPANY

By:
Name:
Title:

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